UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 22, 2008
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	0-3683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on January 22, 2008 (the “Grant Date”), the Board of Directors of Trustmark Corporation (“Trustmark”) approved, upon the recommendation of the Human Resources Committee, the grant of time-based restricted stock awards under Trustmark’s 2005 Stock and Incentive Compensation Plan (the “2005 Plan”) to certain key employees, including the following executive officers:

Executive Officer	Shares Awarded Under the Time- Based Restricted Stock Grant
Richard G. Hickson	8,634
Gerard R. Host	4,441
Duane A. Dewey	1,480
Harry M. Walker	1,480
James M. Outlaw, Jr.	1,480
Louis E. Greer	1,480

The restricted stock vests 100% on December 31, 2010 if the officer is continuously employed by Trustmark or a subsidiary through such date, subject to earlier vesting upon certain termination events, including a Change in Control (as defined in the 2005 Plan) of Trustmark.  The officer has full voting rights with respect to the shares upon the Grant Date, but until the stock vests Trustmark will retain physical custody of the certificates for the shares and any dividends to which the shares are entitled will be accumulated and held by Trustmark subject to the same restrictions as the underlying shares.

A copy of the form of time-based restricted stock agreement for these awards is included as Exhibit 10-q to this report and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
10-q	Form of Time-Based Restricted Stock Agreement (under the 2005 Stock and Incentive Compensation Plan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	January 28, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
10-q	Form of Time-Based Restricted Stock Agreement (under the 2005 Stock and Incentive Compensation Plan).